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                                                                       Exhibit 1



                                2,875,000 Shares

                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                                  Common Stock

                                ($.01 Par Value)


                             UNDERWRITING AGREEMENT

                                                               ________ __, 1997


BT Alex. Brown Incorporated
Robertson, Stephens & Company LLC
Cowen & Company
As Representatives of the
  Several Underwriters
c/o  BT Alex. Brown Incorporated
135 East Baltimore Street
Baltimore, Maryland 21202

Gentlemen:

         Security Dynamics Technologies, Inc., a Delaware corporation (the "Company"), and certain shareholders of the Company (the "Selling Stockholders") propose to sell to the several underwriters (the "Underwriters") named in
Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 2,500,000 shares of the Company's Common Stock, $.01 par value (the "Firm Shares"), of which 676,000 shares will be sold by the Company and 1,824,000 shares will be sold by the Selling Stockholders. The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto, and the respective amounts to be sold by the Selling Stockholders are set forth opposite their names in Schedule II hereto. The Company and the Selling Stockholders are sometimes referred to herein collectively as the "Sellers." The Company also propose to sell at the Underwriters' option an aggregate of up to 375,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

         As the Representatives, you have advised the Company and the Selling Stockholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The

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Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
         STOCKHOLDERS.

         (a) The Company represents and warrants to each of the Underwriters as follows:

                  (i) A registration statement on Form S-3 (File No. 333-_______) with respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. The Company has complied with the conditions for the use of Form S-3 in connection with the offering contemplated thereby. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (including the prospectus included in the registration statement at the time it is declared effective under the Act which meets the requirements of Rule 430A of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you and, to the extent applicable, were identical to the electronically transmitted copies thereof filed with the Commission on the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of prospectus first filed by the Company with the Commission pursuant to its Rule 424(b) and Rule 430A is herein referred to as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."


         Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated therein by reference, and any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A and prior to the termination of the offering of the Shares by the Underwriters. Any reference herein to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, shall be deemed to include the respective copies thereof filed with the Commission on EDGAR.

                  (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the


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         subsidiaries of the Company as listed on Schedule III hereto
         (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, liquidity, or results of operation of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"); the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities, and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.

                  (iii) The outstanding shares of Common Stock of the Company, including all Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist pursuant to the Company's Third Restated Certificate of Incorporation, as amended (the "Charter"), its by-laws, as amended (the "By-Laws"), or any other agreement or instrument to which the Company is a party with respect to any of the Shares to be issued and sold by the Company. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for the registration of any shares of Common Stock.

                  (iv) The information set forth under the caption "Capitalization" in the Prospectus is true and correct in all material respects. The Shares conform or when issued, delivered and paid for in the manner set forth in this Agreement will conform to the description thereof contained in the Registration Statement. The certificates evidencing the Shares to be sold and delivered by the Company hereunder are in due and proper form under the corporate law of the jurisdiction of the Company's incorporation.

                  (v) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor, to the knowledge of the Company, instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and in all respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Act, as applicable, and the rules and regulations of the Commission thereunder. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or


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         omits or will omit to state any material fact required to be stated
         therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

                  (vi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Company and the Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made, in each case except as otherwise disclosed in the notes to such financial statements. The summary financial and statistical data included in the Registration Statement present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

                  (vii) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency which if determined adversely to the Company or any of its Subsidiaries might result in a Material Adverse Effect, except as set forth in the Registration Statement.

                  (viii) The Company and the Subsidiaries own, or have valid rights to use, all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which secure obligations not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement (it being understood that certain of such leases by their terms are on a "month-to-month" basis), with such exceptions as are not significant in light of the intended use of the property by the Company or a Subsidiary.

                  (ix) The Company and the Subsidiaries have filed all Federal income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by any of them to the extent that such taxes have become due, except for assessments contested in good faith for which adequate reserves have been provided to the extent required by generally accepted accounting principles. The Company and the Subsidiaries have filed all State, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by any of them to the extent that such taxes have become due, except for such failures to file as would not have a Material Adverse Effect and except for the failure to pay assessments contested in good faith.



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                  (x) Since the respective dates as of which information is
         given in the Registration Statement, as it may be amended or supplemented, and except as specifically disclosed in or contemplated by the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, condition (financial or otherwise), or business prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Registration Statement.

                  (xi) Neither the Company nor any of the Subsidiaries is or, as a result of the giving of notice or lapse of time or both will be, in violation of or in default under its Charter or By-Laws, or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the business, management, condition (financial or otherwise) or business prospects of the Company and the Subsidiaries taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, or of the Charter or By-laws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                  (xii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD"), the Nasdaq National Market, or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (xiii) The Company and each of the Subsidiaries holds all licenses, certificates and permits from governmental authorities which are material to the conduct of the business of the Company and the Subsidiaries taken as a whole.

                  (xiv) The Company or a Subsidiary owns or possesses adequate licenses or other rights to use all service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know-how or other information (together with patents, patent applications, trademarks and trademark applications, collectively "Intellectual Property") described in the Prospectus as owned by or used by them or which are necessary to the conduct of their business as described in the Prospectus, except where the failure to own or possess any such licenses or rights would not have a Material Adverse Effect. To the knowledge of the


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         Company after reasonable inquiry (it being understood that reasonable inquiry does not mean an inquiry that would be adequate to conclusively establish that no failure to own or possess could exist anywhere in the world), the Company or a Subsidiary owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks and trademark applications described in the Prospectus as owned by or used by them or which are necessary to the conduct of their business as described in the Prospectus, except where the failure to own or possess any such licenses or rights would not have a Material Adverse Effect. To the knowledge of the Company, none of the patent rights owned or licensed by the Company are unenforceable or invalid. The Company is not aware of any infringement of or conflict with the rights or claims of others with respect to any of the Company's products or Intellectual Property which could have a Material Adverse Effect. Except as a result of the license of its software in the ordinary course of business, the Company is not aware of the granting of any patent rights to third parties or the filing of patent application by third parties or any other rights of third parties to any of the Company's Intellectual Property. The Company is not aware of any ongoing infringement of any of the Company's Intellectual Property rights by any third party which could have a Material Adverse Effect. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office all United States patents described or referred to in the Prospectus. The Company has clear title to its patents referenced in the Prospectus.

                  (xv) Except as otherwise set forth in the Prospectus, there are no material legal, governmental, regulatory or administrative proceedings pending to which the Company or any of the Subsidiaries is a party or to which any of their respective property is subject, and, to the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

                  (xvi) Neither the Company nor the any of the Subsidiaries is, and after giving effect to the issuance of the Shares hereunder will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances, in all material respects, that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xviii) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar industries.

                  (xix) The Company, the U.S. Subsidiaries (as defined below) and DynaSoft AB collectively hold ___% of the assets of the Company and its Subsidiaries (as defined below) taken as a whole (in each case calculated based on the book value thereof).



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                  (xx) Deloitte & Touche LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                  (xxi) Neither the Company, nor to the Company's best knowledge, any of its affiliates, has taken, directly or indirectly, any action designed to cause or result in, or which has constituted, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

         (b) Each of the Selling Stockholders severally represents and warrants to each of the Underwriters and the Company as follows:

                  (i) Such Selling Stockholder has and at the Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined) will have good and marketable title to the Shares to be sold by such Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Shares; and upon the delivery of and against payment for such Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims, assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts.

                  (ii) Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, the Custody Agreement (as such term is defined in Section 2 below) and the Power of Attorney executed by such Selling Stockholder (together with the Custody Agreement, the "Shareholders' Agreements") and to perform such Selling Stockholder's obligations under such documents; the execution and delivery of this Agreement and the consummation by or on behalf of such Selling Stockholder of the transactions herein and therein contemplated and the fulfillment by such Selling Stockholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and thereof will not result in a breach of any of the terms and provisions of, or constitute a default under organizational documents of such Selling Stockholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or of any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction; and no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court is required for the execution, delivery or performance of this Agreement or the Shareholders' Agreements by such Selling Stockholder, except as may be required under the Act or any state securities laws or Blue Sky laws in connection with the purchase and distribution by the Underwriters of the Shares.

                  (iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.


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                  (iv) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Stockholder has no actual knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected in any material respect or may adversely affect in any material respect the business of the Company and the Subsidiaries taken as a whole.

                  (v) The information pertaining to such Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

2.       PURCHASE, SALE AND DELIVERY OF THE SHARES.

         (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $________ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Stockholders shall be several and not joint.

         (b) Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Stockholders have been placed in custody with the Company as custodian (the "Custodian") pursuant to a Custody Agreement (the "Custody Agreement") executed by each Selling Stockholder for delivery of all Shares to be sold hereunder by the Selling Stockholders. Each of the Selling Stockholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminable by any act or deed of such Selling Stockholder (or by any other person, firm or corporation including the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Stockholder or the dissolution of a corporate Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

         (c) Payment for the Firm Shares to be sold hereunder is to be made by wire transfer of same-day funds to an account of the Company for the Shares to be sold by it and to an account of the Company "as Custodian" for the Shares to be sold by the Selling Stockholders, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of BT Alex. Brown Incorporated, 135 East Baltimore Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on the third business day after the date of this


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Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

         (d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders listed on Schedule III hereto hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in paragraph (a) of this Section 2. The maximum number of Option Shares to be sold by the Company and such Selling Stockholders is set forth opposite their respective names on Schedule III hereto. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. If the option granted hereby is exercised in part, the respective number of Option Shares to be sold by the Company and each of the Selling Stockholders listed in Schedule III hereto shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on Schedule III hereto, adjusted by you in such manner as is necessary to avoid fractional shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares being purchased, adjusted by you in such manner as is necessary to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date by wire transfer of same-day funds to the account of the Company for the Option Shares to be sold by it against delivery of certificates thereof to the Representatives for the several accounts of the Underwriters.

3.       OFFERING BY THE UNDERWRITERS.

         It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any


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
Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

         It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.       COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

         (a) The Company covenants and agrees with the several Underwriters and the Selling Stockholders that:

                  (i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations. To the extent applicable, the copies of the Registration Statement (including all exhibits filed therewith), any Preliminary Prospectus or Prospectus furnished to the Underwriters shall be identical to the copies thereof electronically filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) The Company will advise the Representatives promptly (A) when any post-effective amendment to the Registration Statement shall have become effective, (B) of receipt subsequent to the execution hereof of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                  (iv) The Company will deliver to, or upon the order of, the Representatives from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto, including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

                  (v) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (A) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (B) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                  (vii) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements. To the extent applicable, such reports and documents shall be identical to any copies thereof electronically filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.

                  (viii) The Company will not offer, sell or otherwise dispose of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock of the Company (or any agreement for such) for a period of 90 days after the date of this Agreement, directly or indirectly, otherwise than hereunder or with the prior written consent of the Representatives, except that the Company may, without such consent, (A) issue shares upon the exercise of options outstanding on the date of this Agreement issued pursuant to its 1986 Stock Option Plan, as amended, 1994 Stock Option Plan, 1994 Director Stock Option Plan, as amended, and 1994 Employee Stock Purchase Plan, as amended, (B) issue shares in respect of the acquisition by the Company of the assets or capital stock of another person or entity, provided, however, that any such shares so issued shall be subject to the restrictions on offers, sales and dispositions of shares set forth in this Section 4(a)(viii) for the remainder of the 90-day period referenced above in this Section, and (C) grant options, offer to sell and sell shares of Common Stock to its employees and directors pursuant to the plans listed in clause (A).

                  (ix) The Company will use its best efforts to have the Shares authorized for inclusion on the Nasdaq National Market.

                  (x) The Company has caused each officer and director and certain stockholders of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters (each, a "Lock-Up Agreement"), in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree to not, otherwise than hereunder or with the prior written consent of BT Alex. Brown Incorporated or in accordance with a transfer permitted by such Lock-Up Agreement, directly or indirectly, offer, sell, pledge, contract to sell, grant any option to purchase or otherwise dispose of (i) any of such person's Locked-Up Shares (as defined below) during the period commencing on the date specified in such agreements and ending on the 49th day after the Effective Date (as defined below), (ii) no more than 20% of such person's Locked-Up Shares during the period commencing on the 50th day after the Effective Date and ending on the 89th day after the Effective Date, and (iii) no more than an additional 20% of such person's Locked-Up Shares (for a total of 40%) during the period commencing on the 70th day after the Effective Date and ending on the 89th day after the Effective Date, provided, however, that each former stockholder of DynaSoft AB who is a party to a Lock-Up Agreement (each a "DynaSoft Seller" and collectively, the "DynaSoft Sellers") shall be relieved from such DynaSoft Seller's obligations under his, her or its Lock-Up Agreement if the Closing Date hereunder and payment to the DynaSoft Sellers for such DynaSoft Sellers' Shares has not occurred or, in the case of a payment, been received by the DynaSoft Sellers by November 7, 1997. For purposes of this Section 4(a)(x), "Locked-Up Shares" shall mean any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by such officer, director or stockholder on the date of such letter in accordance with the rules and regulations of the Commission and shares of Common Stock that may be issued upon exercise of a stock option or warrant) or any securities convertible into, derivative of or exercisable or exchangeable for such Common Stock, and "Effective Date" shall mean the date on which the Registration Statement becomes effective under the Act.

                  (xi) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus.

                  (xii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                  (xiii) The Company will not take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         (b) Each of the Selling Stockholders covenants and agrees with the several Underwriters and the Company that:

                  (i) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                  (ii) Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.       COSTS AND EXPENSES.

         The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Stockholders; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' Selling Memorandum, the Underwriters' Questionnaire, the Invitation Letter, the Power of Attorney, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and expenses) incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws. To the extent, if at all, that any of the Selling Stockholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Stockholders. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Sellers shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation, state securities laws or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 6 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms shall be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

         The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company and the Selling Stockholders of their covenants and obligations hereunder and to the following additional conditions:

         (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Shares.

         (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Hale and Dorr LLP, counsel for the Company and special counsel for the Selling Stockholders, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus; SD Securities Corp., RSA Data Security, Inc. and SD Investment Corp. (the "U.S. Subsidiaries") have been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdictions of their respective incorporations, with corporate power and authority to own or lease their respective properties and conduct their businesses as, to the knowledge of such counsel, currently conducted by them; the Company is duly qualified to transact business in each of the jurisdictions listed on Schedule IV attached hereto; the outstanding shares of capital stock of each of the U.S. Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Company or a subsidiary of the Company; and, to such counsel's knowledge, (A) the outstanding shares of capital stock of each of the U.S. Subsidiaries are owned free and clear of all liens, encumbrances, equities and claims, and (B) no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the U.S. Subsidiary are outstanding.

                  (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus (except for subsequent issuances, if any, pursuant to stock plans described in the Prospectus); the outstanding shares of its Common Stock, including the Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform, or when issued, delivered and paid for in accordance with the terms of this Agreement will conform, in all material respects, to the description thereof contained in the Prospectus; the certificates evidencing the Shares delivered to the Representatives for the several accounts of the Underwriters are in due and proper form under Delaware law, and when duly countersigned by the Company's transfer agent and registrar and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable; there are no statutory preemptive rights or, to such counsel's knowledge, contractual preemptive rights to subscribe for or purchase the Shares to be sold by the Company hereunder.

                  (iii) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened by the Commission.

                  (iv) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto, when filed and when declared effective, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations thereunder (except that such counsel need express no opinion as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information included therein). In passing upon the form of such documents, such counsel is not passing upon the statements made therein and takes no responsibility therefor.

                  (v) The statements under the caption "Risk Factors - Antitakeover Provisions" in the Prospectus, insofar as such statements constitute matters of law or legal conclusions, have been reviewed by us and are correct in all material respects.

                  (vi) Such counsel does not know of any contracts or documents required by the Act or by the Rules and Regulations thereunder to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required.

                  (vii) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries required to be described in the Prospectus which are not described as required.

                  (viii) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-laws of the Company, or any agreement or instrument listed as an Exhibit to the Registration Statement.

                  (ix) This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions herein contemplated, except such as have been obtained or made and are in full force and effect and such as may be required by the NASD, or by state securities and Blue Sky laws, as to which such counsel need express no opinion.

                  (xi) Each of this Agreement and the Shareholders' Agreements has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders.

                  (xii) To the knowledge of such counsel, each Selling Stockholder has the legal right, power and authority, and any approval required by law (other than as required by state securities and Blue Sky laws, as to which such counsel need express no opinion), to sell, transfer and deliver the portion of the Shares to be sold by such Selling Stockholder under this Agreement.

                  (xiii) To the knowledge of such counsel, the Shareholders' Agreements executed and delivered by each Selling Stockholder are valid, irrevocable instruments legally sufficient for the purposes intended.

                  (xiv) Upon the Underwriters obtaining control of the Shares to be sold by the Selling Stockholders and assuming the Underwriters purchased such Shares for value and without notice of any adverse claim to such Shares within the meaning of Section 8-102 of the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, the Underwriters will have acquired all rights of the Selling Stockholders in such Shares free of any adverse claim, any lien in favor of the Company and any restrictions on transfer imposed by the Company.

                  (xv) The Company did not, immediately prior to the issuance of the Shares, constitute an "investment company" as such term is defined in the 1940 Act.

                  (xvi) The Company will not, upon the issuance of the Shares, receipt of the proceeds thereof as contemplated by this Agreement and the investment of such proceeds in accordance with a certificate of the Company, constitute an "investment company" as such term is defined in the 1940 Act.

                  In rendering such opinion, Hale and Dorr LLP may rely as to all matters governed other than by the laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law or Federal laws on local counsel in such jurisdictions, and in rendering the opinions set forth in subparagraphs (xi), (xii), (xiii) and (xiv) on opinions of other counsel, reasonably satisfactory to the Underwriters, representing each Selling Stockholder or, in the case of a natural person, on representations made by the Selling Stockholder. In addition to the matters set forth above, such opinion shall also include a statement to the effect that no facts have come to the attention of such counsel which have caused such counsel to believe that the Registration Statement, at the time it became effective under the Act (but after giving effect to changes incorporated therein pursuant to Rule 430A under the Act), the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b) and the Registration Statement and the Prospectus, or any amendment or supplement thereto, as of the Closing Date or the Option Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to financial statements, including the notes and schedules thereto, or any financial or accounting information, or information relating to the Underwriters or the method of distribution of the Shares by the Underwriters included therein). With respect to such statement, Hale and Dorr LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Wolf, Greenfield & Sacks, P.C., intellectual property counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that such counsel are familiar with the technology used by the Company in its business and the manner of its use thereof and have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights and:

                  (i) To the best of such counsel's knowledge, neither the Registration Statement nor the Prospectus (A) contains any untrue statement of a material fact with respect to trademarks, trade names, patents, mask works, copyrights, license, trade secrets or other intellectual property rights owned or used by the Company, or the manner of its use thereof, or any allegation on the part of any person or entity that the Company is infringing any trademarks, trade names, patent rights, mask works, copyrights, licenses, trade secrets or other intellectual property rights of any such person or entity or (B) omits to state any material fact relating to trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights owned or used by the Company, or the manner of its use thereof, or any allegation of which such counsel have knowledge, that is required to be stated in the Registration Statement or the Prospectus or is necessary to make the statements therein not misleading;

                  (ii) To the best of such counsel's knowledge, and except as set forth in the Prospectus under the captions "Risk Factors--Dependence on Proprietary Technology" and "Business-- Proprietary Rights," there are no legal or governmental proceedings pending relating to trademarks, trade names, patent rights, mask works, copyrights, licenses, trade secrets or other intellectual property rights of the Company other than prosecution by the Company of its patent and trademark/service mark applications before the United States Patent Office and appropriate foreign government agencies, and to the best of such counsel's knowledge no such proceedings are threatened or contemplated by governmental authorities or others;

                  (iii) The Company duly and properly holds the patents and trademark/service marks, and has duly and properly filed patent and/or trademark/service mark applications and patent cooperation treaty applications, listed or otherwise referred to in the Prospectus under the caption "Business--Proprietary Rights";

                  (iv) Such counsel do not know of any contracts or other documents relating to the Company's trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights of a character required to be filed as an exhibit to the Registration

         Statement or required to be described in the Registration Statement or the Prospectus that are not filed, incorporated by reference or described as required;

                  (v) To the best of such counsel's knowledge, the Company is not infringing or otherwise violating any trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights of others, and to the best of such counsel's knowledge, except as described in the Prospectus under the captions "Risk Factors--Dependence on Proprietary Technology" and "Business--Proprietary Rights," there are no infringements by others of any of the Company's trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights which in the judgment of such counsel could affect materially the use thereof by the Company or the ability of the Company to transfer any or all of such property or rights to a third party; and

                  (vi) To the best of such counsel's knowledge, the Company owns or possesses sufficient licenses or other rights to use all trademarks, trade names, patents, mask works, copyrights, licenses, trade secrets or other intellectual property rights necessary to conduct the business now being or proposed to be conducted by the Company as described in the Prospectus.

         In rendering such opinion, such counsel may, to the extent stated therein, rely as to matters of fact on certificates of officers of the Company, copies of which shall be attached to the opinion. In rendering such opinion, such counsel need not have conducted any independent investigation or conducted searches to locate any third party patents, mask works, copyrights or other intellectual property rights that might impact the Company's activities.

         (d) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Mannheimer Swartling, special Swedish counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that DynaSoft AB ("DynaSoft"), has been duly incorporated and is validly existing as a corporation under the laws of Sweden with corporate power and authority to own or lease its properties and conduct its business as, to the knowledge of such counsel, currently conducted by it; the outstanding shares of capital stock of DynaSoft have been duly authorized and validly issued are fully paid and non-assessable and are owned of record by the Company; and, to such counsel's knowledge, (A) the outstanding shares of capital stock of DynaSoft are owned free and clear of all liens, encumbrances, equities and claims, and (B) no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in DynaSoft are outstanding.

         (e) The Representatives shall have received from Ropes & Gray, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs
(ii), (iii), (iv), (ix) and (xi) of Paragraph (b) of this Section 6, and that the Company is a duly organized and validly existing corporation under the laws of the State of Delaware. In rendering such opinion, Ropes & Gray may rely as to all matters governed other than by the laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law or Federal laws, and as to matters relating to the Selling Stockholders, on the opinions of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the

Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to changes incorporated therein pursuant to Rule 430A under the Act), as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) that the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date, or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, Ropes & Gray may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (f) The Representatives shall have received at or prior to the Closing Date from Ropes & Gray, a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

         (g) The Representatives shall have received on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, a signed letter from Deloitte & Touche LLP, dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus. All such letters shall be in form and substance satisfactory to the Representatives.

         (h) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of (i) the Chief Executive Officer or Chief Operating Officer of the Company and (ii) the Chief Financial Officer of the Company, in each case to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                  (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated by the Commission.

                  (ii) He or she does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed; he or she does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed; and to his or her knowledge the representations and warranties of the Company contained in Section 1(a) hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be.

                  (iii) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in his or her opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

                  (iv) All filings required to have been made pursuant to Rule 424 or Rule 430A under the Act have been made.

         (i) The Company and the Selling Stockholders through the attorney-in-fact designated in the Shareholders' Agreement shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

         (j) The Company shall have taken all steps required to have the Firm Shares and Option Shares, if any, authorized for inclusion on the Nasdaq National Stock Market.

         (k)  The Lock-Up Agreements shall be in full force and effect.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Ropes & Gray, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Selling Stockholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.       CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

         The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.       INDEMNIFICATION.

         (a) The Company and, subject to Section 8(g), the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse upon demand each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares (other than with respect to a governmental inquiry targeted at or relating to any Underwriter or any person who controls any Underwriter), whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company and the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and provided further, that the Company and the Selling Stockholders shall not be liable to any Underwriter under this Section 8(a) with respect to any untrue statement of a material fact contained in, or the omission of a material fact from, any Preliminary Prospectus which untrue statement or omission was corrected in the Prospectus, if such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholders may otherwise have.

         (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholders, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by such indemnifying party and reasonably satisfactory to such indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigations; except that if the indemnifying party or parties reasonably determine that there is or may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there is or may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel or by such indemnified party or parties to be necessary to protect the interests of the indemnified party or parties, and in that event the fees and expenses of such counsel for the indemnified party or parties shall be paid by the indemnifying parties. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company and the Selling Stockholders in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding for which indemnification has been sought hereunder unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then, subject to Section 8(g), each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if indemnification is not available to the indemnified party as a result of a failure by the indemnified party to give the notice required under Section 8(c) above, then, subject to Section 8(g), each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         (f) Except as otherwise expressly provided herein, any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section

8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. Except as otherwise expressly provided herein, the indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         (g) In no event shall the liability for indemnification and/or contribution under this Section 8 of (i) any Selling Stockholder identified in the Prospectus under the caption "Principal and Selling Stockholders" as beneficially owning more than five percent of the Company's Common Stock outstanding prior to the sale of the Shares hereunder, including as a result of Common Stock held by affiliates, exceed in the aggregate the proceeds received by such Selling Stockholder from the Underwriters hereunder, and (ii) any other Selling Stockholder exceed in the aggregate the lesser of (A) the proceeds received by such Selling Stockholder from the Underwriters hereunder and (B) the product of the total amount of losses, claims, damages and liabilities subject to indemnification and/or contribution under this Section 8 multiplied by a fraction the numerator of which is the number of Shares sold by such Selling Stockholder hereunder and the denominator of which is the total number of Shares sold hereunder.

9.       DEFAULT BY UNDERWRITERS.

         If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you, as Representatives of the Underwriters, shall use your best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Stockholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Stockholders except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.      NOTICES.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to BT Alex. Brown Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202, Attention:
Legal Department (telecopier (410) 783-3028), with a copy to Daniel S. Evans, Esq., Ropes & Gray, One International Place, Boston, Massachusetts 02110 (telecopier (617) 951-7050); and if to the Company or the Selling Stockholders, to Security Dynamics Technologies, Inc., 20 Crosby Drive, Bedford, Massachusetts 01730, Attention: Chief Executive Officer, (telecopier (781) 687-7010) with a copy to Hal J. Leibowitz, Esq., Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (telecopier (617) 526-5000).

11.      TERMINATION.

         This Agreement may be terminated by you by notice to the Sellers as follows:

         (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the date of this Agreement;

         (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, condition (financial or otherwise) or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either exchange, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company and the Subsidiaries taken as a whole, (v) declaration of a banking moratorium by either federal or New York State authorities, (vi) the suspension of trading of the Company's Common Stock by the Commission or the Nasdaq National Market, or (vii) the taking of any action by any federal, state or local governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

         (c)  as provided in Sections 6 and 9 of this Agreement.

         This Agreement also may be terminated by you, by notice to the Sellers, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in Sections 6 and 9 of this Agreement.

12.      SUCCESSORS.

         This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

13.      INFORMATION PROVIDED BY UNDERWRITERS

         The Company, the Selling Stockholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

14.      MISCELLANEOUS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.


                      Very truly yours,

                      SECURITY DYNAMICS TECHNOLOGIES, INC.



                      By:_________________________________
                               President

                      Selling Stockholders listed on Schedule II



                      By__________________________________
                              Attorney-in-Fact


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

BT ALEX. BROWN INCORPORATED
ROBERTSON, STEPHENS & COMPANY LLC
COWEN & COMPANY

As Representatives of the several
Underwriters listed on Schedule I


By:  BT Alex. Brown Incorporated




By:______________________________
        Authorized Officer

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS



                                                                       Number of Firm Shares
                  Underwriter                                               to be Purchased
                  -----------                                               ---------------

BT Alex. Brown Incorporated
Robertson, Stephens & Company LLC
Cowen & Company

                                                                                ---------

         Total Underwriters                                                     2,500,000
                                                                                =========

                                   SCHEDULE II

                        SCHEDULE OF SELLING STOCKHOLDERS


                                                                         Number of Firm Shares
              Selling Stockholder                                                   to be Sold
              -------------------                                        ---------------------
D. James Bidzos                                                                     220,000
Charles R. Stuckey, Jr.                                                             150,000
Rolf Ljung                                                                          350,000
Hans Tholander                                                                      190,000
Bjorn Oste                                                                          100,000
Arthur W. Coviello, Jr.                                                              45,000
Khris Loux                                                                          109,006
Peter C. Loux                                                                       109,200
Peter Rostin                                                                        131,000
Kairdos L.L.C.                                                                       30,000
Linda E. Saris                                                                        5,794
John Adams                                                                           20,000
George M. Middlemas                                                                   5,000
Johan Borendal                                                                       98,000
Thomas Brostrom                                                                      47,000
Mervi Brostrom                                                                       13,000
Elin Kempegard                                                                       27,500
Sara Kempegard                                                                       27,500
Eva Ljung                                                                            27,500
Lotta Ljung                                                                          27,500
Agnes Ljung-Lindberg                                                                 27,500
Fanny Ljung-Lindberg                                                                 27,500
Fredrick Tholander                                                                   18,000
Jakob Tholander                                                                      18,000
                 Total                                                            1,824,000
                                                                                  =========

                                  SCHEDULE III

                                  SUBSIDIARIES


                  Subsidiary Name                             Jurisdiction of Organization
                  ---------------                             ----------------------------

         SD Securities Corp.                                         Massachusetts

         SD Investments Corp.                                        Massachusetts

         Security Dynamics (France) S.A.R.L.                         France

         Security Dynamics Technologies GmbH                         Germany

         Security Dynamics International Pte. Ltd.                   Singapore

         Security Dynamics Nordic A.S.                               Norway

         RSA Data Security, Inc.                                     Delaware

         Nihon RSA Company, Ltd.                                     Japan

         RSA Technology Holdings, Inc.                               Delaware

         DynaSoft AB                                                 Sweden

         Securix, Inc.                                               California

         DynaSoft Ltd.                                               U.K.

         Dynamic Software AB                                         Sweden

                                   SCHEDULE IV

                             FOREIGN QUALIFICATIONS

                                   California
                                    Colorado
                                   Connecticut
                                     Florida
                                     Georgia
                                  Massachusetts
                                    Minnesota
                                    Missouri
                                    New York
                                 North Carolina
                                      Ohio
                                  Pennsylvania
                                      Texas
                                    Virginia